Exhibit 99.1

Amendment No. 2 to

Performance-Based Restricted Stock Unit Award Agreement Dated December 24, 2012

THIS AMENDMENT NO. 2 to the Performance-Based Restricted Stock Unit Award Agreement (the “Agreement”), dated December 24, 2012, by and between Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Company”), and Paul M. Black (“Black”), is effective as of December 23, 2014.

WHEREAS, the Company and Black previously entered into the Agreement, as amended by Amendment No. 1 thereto, and now mutually wish to amend certain terms contained therein.

NOW THEREFORE, in consideration of the foregoing premises, it is agreed by and between the parties as follows:

1. Effective as of the date of this Amendment, the amendments to the definition of “Total Shareholder Return” in Section 2.c. of Exhibit A to the Agreement effectuated by Amendment No. 1 are hereby null and void; and “Total Shareholder Return” will be defined as originally drafted in Section 2.c. of Exhibit A to the Agreement.

2. Effective as of the date of this Amendment, the amendments to Section 4.c. of Exhibit A to the Agreement effectuated by Amendment No. 1 are hereby null and void; and Section 4.c. is amended to read as originally drafted in the Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

By:	/s/ Brian P. Farley
Name:	Brian P. Farley

/s/ Paul M. Black
Paul M. Black